Exhibit 16.1

October 6, 2022

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re: Enveric Biosciences, Inc.

Commission File Number 001-38286

Commissioners:

We have read the statements made by Enveric Biosciences, Inc. under Item 4.01 of its Form 8-K dated September 23, 2022, as amended by the Current Report Form 8-K/A Amendment No.1 on October 6, 2022 and we agree with the statements concerning our firm; we are not in a position to agree or disagree with other statements Enveric Biosciences, Inc. contained therein.

Very truly yours,

/s/ Friedman LLP

East Hanover, New Jersey